Exhibit – 10.19(b)

BSQUARE CORPORATION

FOURTH AMENDED AND RESTATED STOCK PLAN

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (the “Agreement”) is made as of                      by and between BSQUARE Corporation, a Washington corporation (the “Company”), and                      (“Participant”).

1. Issuance of Restricted Stock. Subject to the terms and conditions of this Agreement, on the date of this Agreement the Company will issue to Participant                      uncertificated shares of the Company’s Common Stock (the “Shares”). The term “Shares” refers to the granted Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares. The issuance of the Shares shall be subject to the terms, definitions and provisions of the BSQUARE Corporation Fourth Amended and Restated Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Issuance of Shares. The certificates representing the shares shall not be physically issued; instead, the Company’s transfer agent will record the Shares electronically in the stock records of the Company, and Participant will have reasonable access to such records.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Forfeiture Right (as defined below), except in compliance with the provisions below. After any Shares have been released from the Forfeiture Right, Participant shall not assign, encumber or dispose of any interest in such Shares except in compliance with applicable securities laws.

(a) Forfeiture Right.

(i) In the event of the voluntary or involuntary termination of Participant’s service as a director of the Company for any reason (including death or disability), the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive right (the “Forfeiture Right”) to require forfeiture of the Shares held by Participant as of the Termination Date for which the Forfeiture Right has not expired.

(ii) The Forfeiture Right shall be exercised by the Company by written notice at any time following the Termination Date to Participant or Participant’s executor. Upon delivery of such notice, the Shares shall become authorized but unissued capital stock of the Company, without further action by Participant.

(iii) [    ] Percent ([    ]%) of the Shares shall initially be subject to the Forfeiture Right. The Shares shall be released from the Forfeiture Right as follows: [    ].

(b) Assignment and Transfer. The Forfeiture Right may be assigned by the Company in whole or in part. Until the Shares have been released from the Company’s Forfeiture Right,

the Shares may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by the applicable laws of descent and distribution or pursuant to any qualified domestic relations order, and shall not be subject to execution, attachment or similar process without the prior written consent of the Company. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Shares or of any right or privilege conferred by this Agreement contrary to the provisions of this Agreement or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Agreement, shall be null and void.

4. Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Forfeiture Right. In the event the Forfeiture Right is deemed exercised by the Company pursuant to Section 3(a)(ii) hereof, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their forfeiture to the Company.

5. Legends; Stop-Transfer Orders.

(a) Legends. Any electronic record evidencing the Shares shall include substantially the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THESE SHARES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Expiration of Forfeiture Right. Upon the expiration of the Forfeiture Right, appropriate entries will be made in the Company’s stock records and/or the Depository Trust Company’s DWAC system to reflect Participant’s unrestricted ownership of the Shares.

6. Section 83(b) Election. Participant understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to require the forfeiture of the Shares pursuant to the Forfeiture Right set forth in Section 3(a) of this Agreement. Participant understands that Participant may elect to be taxed at the time the Shares are issued, rather than when and as the Forfeiture Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of issuance. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future. Participant understands that failure to file such an election in a timely manner may result in adverse tax consequences for Participant. Participant further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the issuance of the Shares hereunder, and does not purport to be complete. Participant further acknowledges that the Company has directed Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Participant may reside, and the tax consequences of Participant’s death.

7. Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms), and hereby accepts the Shares and agrees to be bound by the contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Shares. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. This Agreement, including the Plan, constitutes the entire agreement between Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

[Signature Page Follows]

The parties have executed this Agreement as of the date first set forth above.

BSQUARE CORPORATION

By:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF THE COMPANY’S FORFEITURE RIGHT UNDER SECTION 3 HEREOF SHALL OCCUR ONLY THROUGH CONTINUING SERVICE AS A DIRECTOR OF THE COMPANY. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH RELATIONSHIP WITH THE COMPANY.

PARTICIPANT

By:

Name:

Address:

Forfeiture Commencement Date: